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As filed with the Securities and Exchange Commission on December 16, 2003

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Orbitz, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2237052 (I.R.S. Employer Identification Number)

200 S. Wacker Drive, Suite 1900
Chicago, Illinois 60606
(Address, including Zip Code, of Registrant's
Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates: 333-88646

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of Each Exchange on Which Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

        Class A Common Stock, $.001 par value

Item 1.    Description Of Registrant's Securities To Be Registered.

        The description of the Class A common stock, par value $.001 per share ("Common Stock"), of Orbitz, Inc. ("Orbitz") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes a part of Orbitz' Registration Statement on Form S-1 (File No. 333-88646) originally filed with the Securities and Exchange Commission on May 20, 2002 as subsequently amended is hereby incorporated herein by reference.

Item 2.    Exhibits.

        The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
*3.1	Amended and Restated Certificate of Incorporation
*3.2	Amended and Restated By-laws
*4.1	Specimen Class A Common Stock Certificate
*4.2	Amended and Restated Stockholders Agreement
*4.3	Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock

*
Incorporated by reference to the identically numbered exhibit in Orbitz' Registration Statement on Form S-1 (File No. 333-88646).

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 16, 2003	Orbitz, Inc.
	By:	/s/ JEFFREY G. KATZ
	Name:	Jeffrey G. Katz
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
*3.1	Amended and Restated Certificate of Incorporation
*3.2	Amended and Restated Bylaws
*4.1	Specimen Class A Common Stock Certificate
*4.2	Amended and Restated Stockholders Agreement
*4.3	Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock

*
Incorporated by reference to the identically numbered exhibit in Orbitz' Registration Statement on Form S-1 (File No. 333-88646).

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  Item 1. Description Of Registrant's Securities To Be Registered.
  Item 2. Exhibits.
EXHIBIT INDEX